MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Sarvik Corp.

We consent to the use of our report dated April 9, 2018 with respect to the financial statements of Sarvik Corp. as of November 30, 2017 and the related statements of operations, shareholders’ deficit and cash flows for the period then ended. We also consent to the reference to our firm under the caption “Experts” in the Form S-1.

Michael Gillespie & Associates, PLLC

Seattle, Washington

August 22, 2018

/S/ Michael Gillespie & Associates, PLLC